Exhibit 99.1

Press Release

Ness Technologies Announces
First Quarter 2007 Financial Results

Revenues Increase 18% and Backlog Rises 20% Year-over-Year
with Earnings In Line with Management Guidance

Hackensack, NJ — May 2, 2007 — Ness Technologies, Inc. (NASDAQ: NSTC), a global provider of IT services and solutions, today announced financial results for the quarter ended March 31, 2007.

First Quarter 2007 Highlights:

•                  Revenues reached $125.8 million, an increase of $18.7 million or 18%, compared to $107.0 million in the first quarter of 2006.

•                  First quarter results were affected, as guided, by exceptional expenses of about $3.0 million, including those associated with Ness’ management transition;

•                  Operating income was $6.7 million, a decrease of $1.2 million or 15%, compared to $7.9 million in the first quarter of 2006.

•                  Net income was $5.7 million, a decrease of $0.6 million or 10%, compared to $6.3 million in the first quarter of 2006.

•                  Diluted net earnings per share were $0.15, compared to $0.18 in first quarter of 2006.

•                  Backlog at March 31, 2007 increased to a record $631 million, up 20% compared to $527 million as of March 31, 2006.

“We had a successful first quarter, bringing in strong quarterly revenues and meeting management expectations,” said Sachi Gerlitz, President and Chief Executive Officer of Ness Technologies. “As nicely demonstrated by the strong growth in our backlog, we have continued to sign large-scale strategic deals which we expect will have a positive impact on future results. Our company fundamentals are strong, our underlying structure is good, and I believe we are on the right track.”

“Operating cash flows in the first quarter were much stronger than any prior first quarter,” stated Ofer Segev, Executive Vice President and Chief Financial Officer. “This improvement is attributable in part to the relatively timely approval by the Israeli government of its 2007 budget, compared to prior years when it was very late. We intend to keep our focus on strong cash flows, low financial expenses and managing our debt-to-equity ratio.”

Guidance

For the full year 2007, Ness reiterates its previously given guidance. Ness expects to generate revenues in the range of $560 million to $570 million, representing year-over-year growth of 18% to 20%, and diluted net earnings per share in the range of $1.00 to $1.05. However, the current weakness of the U.S. dollar represents potential downside to full year earnings of approximately $0.06 per diluted share.

For the second quarter 2007, Ness expects to generate diluted net earnings per share of $0.17 to $0.19 on revenues of $125 million to $130 million. This guidance includes approximately $0.06 per diluted share of capital gains associated with a potential private placement in our NessPRO business unit.

Conference Call Details

Ness Technologies President and Chief Executive Officer, Sachi Gerlitz, and Chief Financial Officer, Ofer Segev, will conduct a conference call to discuss the first quarter 2007 results. The call, which will be simultaneously webcast, will be at 9:00 AM Eastern Time / 6:00 AM Pacific Time on Wednesday, May 2, 2007.

To access the Ness Technologies first quarter 2007 earnings conference call, participants in North America should dial 1-800-399-0427 and international participants should dial +1-706-634-5453. A live audio webcast of the conference call will be available on the investor relations page of the Ness Technologies corporate web site at www.ness.com. Please visit the web site at least 15 minutes early to register for the teleconference webcast and download any necessary audio software. A replay of the call will be available on the web site approximately two hours after the conference call is completed.

About Ness Technologies

Ness Technologies (NASDAQ: NSTC) is a global provider of end-to-end IT services and solutions designed to help clients improve competitiveness and efficiency. Ness specializes in outsourcing and offshore, systems integration and application development, software and consulting, and quality assurance and training. With 7,500 employees, Ness maintains operations in 16 countries, and partners with numerous software and hardware vendors worldwide. For more information about Ness Technologies, visit www.ness.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often are preceded by words such as “believes,” “expects,” “may,” “anticipates,” “plans,” “intends,” “assumes,” “will” or similar expressions. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Ness’ actual results could differ materially from those anticipated in these forward looking statements as a result of various factors. Some of the factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in Ness’ Annual Report of Form 10-K filed with the Securities and Exchange Commission on March 14, 2007. Ness is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of such changes, new information, subsequent events or otherwise.

Ness Technologies media contact:
David Kanaan
USA: 1-888-244-4919
Intl: + 972-3-540-8188
Email: media.int@ness.com

Ness Technologies investor contact:
Drew Wright
USA: 1-201-488-3262
Email: investor@ness.com

NESS TECHNOLOGIES, INC.
AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands (except per share data)

	Three months ended March 31,
	2006	2007
	(unaudited)
Statement of Operations Data:
Revenues	$107,042	$125,778
Cost of revenues	75,716	89,676
Gross profit	31,326	36,102

Selling and marketing	8,491	9,472
General and administrative	14,930	19,914
Total operating expenses	23,421	29,386

Operating income	7,905	6,716
Financial income (expenses), net	(61)	389
Other income (expenses), net	(39)	6
Income before taxes on income	7,805	7,111

Taxes on income	1,468	1,396
Net income	$6,337	$5,715

Basic net earnings per share	$0.18	$0.15
Diluted net earnings per share	$0.18	$0.15

Weighted average number of shares (in thousands) used in computing basic net earnings per share	34,870	38,872
Weighted average number of shares (in thousands) used in computing diluted net earnings per share	36,180	39,335

NESS TECHNOLOGIES, INC.
AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
U.S. dollars in thousands (except per share data)

	Three months ended March 31,
	2006	2007
	(unaudited)
Segment Data:
Revenues:
Ness North America (1)	$20,798	$26,101
Technologies & Systems Group (TSG)	14,784	14,153
Ness Europe (1)	21,086	22,874
Ness Israel	44,059	50,600
Other (1)	6,315	12,050
	$107,042	$125,778
Operating Income (Loss):
Ness North America (1)	$2,584	$2,003
Technologies & Systems Group (TSG)	1,861	2,370
Ness Europe (1)	1,682	1,451
Ness Israel	3,136	3,089
Other (1)	101	593
Unallocated Expenses	(1,459)	(2,790)
	$7,905	$6,716
Geographic Data:

Revenues:
Israel	$52,925	$60,633
United States	27,317	33,189
Europe	21,276	25,301
Asia Pacific	4,515	5,456
Other	1,009	1,199
	$107,042	$125,778

(1)          On January 1, 2007, we expanded our Managed Strategic Services (MSS) segment to include the non-financial services portions of Ness Innovative Business Services (formerly Innova), a component of our “Other” segment, and we changed the name of MSS to Ness North America; and we moved our Ness UK organization from our “Other” segment to our Ness Europe segment. 2006 results for these three segments have been reclassified to reflect the current organization of the segments.

NESS TECHNOLOGIES, INC.
AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands

	December 31,	March 31,
	2006	2007
		(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$46,675	$42,504
Short-term bank deposits	2,027	3,669
Trade receivables, net of allowance for doubtful accounts	137,755	138,137
Unbilled receivables	30,109	48,401
Other accounts receivable and prepaid expenses	14,033	14,927
Inventories and work in progress	177	228
Total current assets	230,776	247,866

LONG-TERM ASSETS:
Long-term prepaid expenses and other assets	6,480	7,586
Investments at cost	1,193	1,167
Unbilled receivables	14,985	7,763
Deferred income taxes	7,529	6,868
Severance pay fund	42,321	42,732
Total long-term assets	72,508	66,116

Property and equipment, net	28,279	28,905
Other intangible assets, net	8,336	7,564
Goodwill	201,718	203,709
Total assets	$541,617	$554,160

CURRENT LIABILITIES:
Short-term bank credit	$4,869	$3,521
Current maturities of long-term debt	4,420	3,837
Trade payables	42,839	38,251
Advances from customers and deferred revenues	30,364	38,604
Other accounts payable and accrued expenses	76,128	76,482
Total current liabilities	158,620	160,695

LONG-TERM LIABILITIES:
Long-term debt and other liabilities, net of current maturities	3,311	3,893
Accrued severance pay	47,031	48,174
Total long-term liabilities	50,342	52,067

Total stockholders’ equity	332,655	341,398
Total liabilities and stockholders’ equity	$541,617	$554,160